NEWS RELEASE
FOR IMMEDIATE RELEASE July 11, 2002	CONTACT Paul Dillon (301) 843-8600

INTERSTATE GENERAL COMPANY, L.P. ANNOUNCES APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Middleburg, VA - July 11, 2002. Interstate General Company, L.P. (IGC) (AMEX, PCX) announced today that its Board of Directors has appointed Aronson and Company of Rockville, Maryland as their Company's independent accountants for 2002.

"Aronson and Company offers IGC a diverse technical background with specialized knowledge in publicly traded partnership issues and various financial and business transactions. In addition, they currently serve waste management clients. Aronson is well suited to the auditing and financial reporting needs of IGC", said Mr. Paul Dillon, Chief Financial Officer. "We look forward to working with the Aronson and Company team as our independent accountants."

Prior to the selection of Aronson and Company, Arthur Andersen LLP had served as IGC's independent accountants.

For further information contact:	Paul Dillon Chief Financial Officer 222 Smallwood Village Center Waldorf, MD 20602 (301) 843-8600